Exhibit 99.1

Encore Capital Group Announces Third Quarter 2021 Financial Results
•Collections of $567 million
•GAAP EPS of $2.66
•Share repurchases of $41 million in Q3 2021 and $88 million YTD through three quarters
•Launching $300 million tender offer for Encore common shares on November 4

SAN DIEGO, November 3, 2021 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the third quarter ended September 30, 2021.
“The third quarter for Encore was another period of strong performance as we continued to execute our strategy and deliver on our financial objectives, which include a focus on our capital allocation priorities,” said Ashish Masih, President and Chief Executive Officer. “Our financial performance was driven primarily by our strong collections in the period, particularly within our MCM business.”

“On a global basis, our portfolio purchases were $168 million in the quarter, nearly matching the $170 million purchase total from the third quarter a year ago. Despite lower market supply due to fewer charge-offs, we continue to acquire portfolios at attractive returns, which is enabled by our disciplined purchasing as well as our superior analytics and collections effectiveness.”

“Our business continues to perform extremely well, delivering strong returns and cash flows. As a result, our balance sheet has continued to strengthen as we have further reduced our leverage ratio1 to 1.8x, which is now below our target range of 2 to 3x. After purchasing $88 million of Encore shares through three quarters of 2021, including $41 million in the third quarter, we are now accelerating the return of capital by initiating a tender offer. Tomorrow morning we plan to launch a $300 million tender offer for our common shares. After the completion of the tender, assuming we purchase the entire $300 million amount, we expect to maintain a strong financial position, with approximately $700 million in available liquidity, leverage still at the low end of our target range and full access to capital markets. This strong position provides us ample liquidity to fully capitalize on future portfolio purchasing opportunities,” said Masih.

1 Leverage ratio defined below.

Encore Capital Group, Inc.

Financial Highlights for the Third Quarter of 2021:

	Three Months Ended September 30,
(in thousands, except percentages and earnings per share)	2021	2020	Change
Collections	$566,690	$539,748	5%
Revenues	$412,624	$403,676	2%
Portfolio purchases(1)	$168,188	$170,131	(1)%
Estimated Remaining Collections (ERC)	$7,879,353	$8,459,739	(7)%
Operating expenses	$245,977	$261,221	(6)%
GAAP net income attributable to Encore	$83,566	$54,650	53%
GAAP earnings per share	$2.66	$1.72	55%
LTM Pre-tax ROIC(2)	15.2%	12.7%	+250bps
Leverage Ratio(3)	1.8x	2.4x	-0.6x
______________________
(1)Includes U.S. purchases of $102.3 million and $141.1 million, and Europe purchases of $65.8 million and $29.1 million in Q3 2021 and Q3 2020, respectively.
(2)This is a non-GAAP metric. See Supplemental Financial Information for a definition and calculation of LTM Pre-Tax ROIC (Return on Invested Capital).
(3)This is a non-GAAP metric that we define as the ratio of Net Debt at period end to (Adjusted EBITDA plus collections applied to principal balance for the preceding twelve months). See Supplemental Financial Information for a definition of Net Debt and Adjusted EBITDA and a reconciliation of Net Debt to total debt and Adjusted EBITDA to net income.

Financial Highlights Year-to-Date through the Third Quarter of 2021:

	Nine Months Ended September 30,
(in thousands, except percentages and earnings per share)	2021	2020	Change
Collections	$1,785,578	$1,575,242	13%
Revenues	$1,257,196	$1,118,790	12%
Portfolio purchases(1)	$481,094	$532,183	(10)%
Operating expenses	$747,948	$709,441	5%
GAAP net income attributable to Encore	$274,699	$174,528	57%
GAAP earnings per share	$8.71	$5.51	58%
______________________
(1)Includes U.S. purchases of $284.2 million and $451.1 million, and Europe purchases of $196.9 million and $81.0 million in nine months ended September 30, 2021 and 2020, respectively.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, November 3, 2021, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss third quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 5995723. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. Adjusted EBITDA, adjusted operating expenses, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt and Leverage Ratio have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$158,243	$189,184
Investment in receivable portfolios, net	3,083,271	3,291,918
Property and equipment, net	121,097	127,297
Other assets	291,840	349,162
Goodwill	895,515	906,962
Total assets	$4,549,966	$4,864,523
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$214,486	$215,920
Borrowings	2,796,224	3,281,634
Other liabilities	140,436	146,893
Total liabilities	3,151,146	3,644,447
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 29,598 and 31,345 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	296	313
Additional paid-in capital	105,326	230,440
Accumulated earnings	1,352,825	1,055,668
Accumulated other comprehensive loss	(59,627)	(68,813)
Total Encore Capital Group, Inc. stockholders’ equity	1,398,820	1,217,608
Noncontrolling interest	—	2,468
Total equity	1,398,820	1,220,076
Total liabilities and equity	$4,549,966	$4,864,523

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$718	$2,223
Investment in receivable portfolios, net	500,304	553,621
Other assets	4,285	5,127
Liabilities
Borrowings	471,570	478,131
Other liabilities	10	37

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Revenue from receivable portfolios	$316,225	$342,489	$982,393	$1,035,141
Changes in recoveries	65,913	30,451	176,628	(2,203)
Total debt purchasing revenue	382,138	372,940	1,159,021	1,032,938
Servicing revenue	29,321	29,787	93,901	82,417
Other revenues	1,165	949	4,274	3,435
Total revenues	412,624	403,676	1,257,196	1,118,790
Operating expenses
Salaries and employee benefits	94,662	95,979	288,892	279,944
Cost of legal collections	64,170	60,383	198,212	164,018
General and administrative expenses	35,819	53,459	102,790	113,954
Other operating expenses	25,226	28,088	81,895	83,527
Collection agency commissions	11,964	12,703	38,465	36,562
Depreciation and amortization	14,136	10,609	37,694	31,436
Total operating expenses	245,977	261,221	747,948	709,441
Income from operations	166,647	142,455	509,248	409,349
Other expense
Interest expense	(40,874)	(52,974)	(131,559)	(157,963)
Loss on extinguishment of debt	—	(14,988)	(9,300)	(14,988)
Other (expense) income	(17,504)	361	(16,993)	(1,211)
Total other expense	(58,378)	(67,601)	(157,852)	(174,162)
Income before income taxes	108,269	74,854	351,396	235,187
Provision for income taxes	(24,703)	(19,747)	(76,278)	(59,875)
Net income	83,566	55,107	275,118	175,312
Net income attributable to noncontrolling interest	—	(457)	(419)	(784)
Net income attributable to Encore Capital Group, Inc. stockholders	$83,566	$54,650	$274,699	$174,528

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$2.76	$1.74	$8.90	$5.56
Diluted	$2.66	$1.72	$8.71	$5.51

Weighted average shares outstanding:
Basic	30,225	31,484	30,863	31,402
Diluted	31,362	31,826	31,531	31,672

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net income	$275,118	$175,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,694	31,436
Expense related to financing	9,300	19,791
Other non-cash interest expense, net	13,677	22,725
Stock-based compensation expense	12,903	13,189
Deferred income taxes	(8,504)	(15,070)
Changes in recoveries	(176,628)	2,203
Other, net	18,003	24,469
Changes in operating assets and liabilities
Other assets	13,320	14,267
Prepaid income tax and income taxes payable	40,590	(11,226)
Accounts payable, accrued liabilities and other liabilities	(23,483)	(27,114)
Net cash provided by operating activities	211,990	249,982
Investing activities:
Purchases of receivable portfolios, net of put-backs	(473,013)	(517,959)
Collections applied to investment in receivable portfolios, net	803,185	540,101
Purchases of property and equipment	(24,163)	(22,658)
Other, net	6,799	8,091
Net cash provided by investing activities	312,808	7,575
Financing activities:
Payment of loan and debt refinancing costs	(11,667)	(48,676)
Proceeds from credit facilities	418,941	1,695,914
Repayment of credit facilities	(713,958)	(2,051,764)
Proceeds from senior secured notes	353,747	410,820
Repayment of senior secured notes	(349,355)	(152,430)
Repayment of convertible senior notes	(161,000)	(89,355)
Repurchase of common stock	(88,119)	—
Other, net	(13,262)	(32,400)
Net cash used in financing activities	(564,673)	(267,891)
Net decrease in cash and cash equivalents	(39,875)	(10,334)
Effect of exchange rate changes on cash and cash equivalents	8,934	(12,018)
Cash and cash equivalents, beginning of period	189,184	192,335
Cash and cash equivalents, end of period	$158,243	$169,983

Supplemental disclosure of cash information:
Cash paid for interest	$100,335	$148,059
Cash paid for taxes, net of refunds	42,815	87,154

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020	2021	2020
GAAP net income, as reported	$83,566	$55,107	$275,118	$175,312	$312,329	$218,544
Adjustments:
Interest expense	40,874	52,974	131,559	157,963	182,952	211,478
Interest income	(270)	(394)	(1,170)	(1,953)	(1,614)	(2,796)
Provision for income taxes	24,703	19,747	76,278	59,875	86,778	73,761
Depreciation and amortization	14,136	10,609	37,694	31,436	49,038	42,729
CFPB settlement fees(1)	—	15,009	—	15,009	—	15,009
Stock-based compensation expense	3,847	3,884	12,903	13,189	16,274	16,334
Acquisition, integration and restructuring related expenses(2)	17,950	(23)	17,950	4,940	17,972	5,644
Loss on extinguishment of debt	—	14,988	9,300	14,988	35,263	14,988
Adjusted EBITDA	$184,806	$171,901	$559,632	$470,759	$698,992	$595,691
Collections applied to principal balance(3)	$188,181	$172,406	$641,765	$547,902	$834,213	$737,336
________________________
(1)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents acquisition, integration and restructuring related expenses, including the loss recognized on the sale of our investment in Colombia and Peru of $17.4 million during the three and nine months ended September 30, 2021 and the loss on sale of our investment in Brazil of $4.8 million during the nine months ended September 30, 2020. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020, amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending September 30, 2021.

Encore Capital Group, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP total operating expenses, as reported	$245,977	$261,221	$747,948	$709,441
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(47,088)	(54,001)	(133,008)	(137,876)
CFPB settlement fees(2)	—	(15,009)	—	(15,009)
Stock-based compensation expense	(3,847)	(3,884)	(12,903)	(13,189)
Acquisition, integration and restructuring related operating expenses(3)	—	23	—	(132)
Adjusted operating expenses related to portfolio purchasing and recovery business	$195,042	$188,350	$602,037	$543,235
________________________
(1)Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
(2)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these operating expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

Pre-Tax Return on Invested Capital (“ROIC”)
ROIC is calculated as last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two.

	Last Twelve Months Ended September 30,
(in thousands, except percentages)	2021	2020
Numerator
Income from operations	$633,462	$522,559
Adjustments:(1)
CFPB settlement fees	—	15,009
Acquisition, integration and restructuring related expenses	2,670	836
Amortization of certain acquired intangible assets(2)	7,409	6,866
Adjusted income from operations	$643,541	$545,270

Denominator
Average Net Debt	$2,967,800	$3,274,692
Average equity	1,263,038	1,025,627
Total average invested capital	$4,230,838	$4,300,319

Pre-tax ROIC	15.2%	12.7%
________________________
(1)We believe these amounts are not indicative of ongoing operations; therefore, adjusting for them enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

Encore Capital Group, Inc.

(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Net Debt
Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash. Net Debt is a measure commonly used by lenders to our industry to represent the net borrowings of market participants, and is also used regularly by lenders and others as the numerator in industry leverage calculations.

(in thousands)	September 30, 2021	September 30, 2020	September 30, 2019
GAAP Borrowings	$2,796,224	$3,252,101	$3,429,342
Debt issuance costs and debt discounts	60,268	106,511	75,314
Cash & cash equivalents	(158,243)	(169,983)	(186,677)
Client cash(1)	28,343	20,379	22,397
Net Debt	$2,726,592	$3,209,008	$3,340,376
________________________
(1)Client cash is cash that was collected on behalf of, and remains payable to, third party clients.